Supplement dated December 16, 2021 to the
CONSULTANT SOLUTIONS (CLASSIC, PLUS, ELITE, SELECT) PROSPECTUS
CONSULTANT I PROSPECTUS
LBL ADVANTAGE PROSPECTUS
CONSULTANT II PROSPECTUS
PREMIER PLANNER PROSPECTUS
INVESTOR'S SELECT PROSPECTUS

This supplement amends certain disclosure contained in the above-referenced prospectus and statement of additional information for certain variable annuity policies issued by Lincoln Benefit Life Company (the “Company”).
The Company has entered into an administrative services agreement with Allstate Life Insurance Company (“Allstate Life”) pursuant to which Allstate Life provides certain administrative services to the policies. Allstate Distributors, LLC (“ADLLC”) serves as the principal underwriter to the policies. On January 26, 2021, The Allstate Corporation announced it had entered into an agreement to sell Allstate Life, including ADLLC, to Everlake US Holdings Company (f/k/a Antelope US Holdings Company), a Delaware corporation, an affiliate of an investment fund associated with The Blackstone Group Inc. (the “Transaction”). The Transaction closed on November 1, 2021.  Allstate Life Insurance Company is now known as Everlake Life Insurance Company, and Allstate Distributors, LLC is now known as Everlake Distributors, LLC.
If you have any questions, please contact your financial professional or our Variable Annuities Service Center at (800) 457-7617. Our representatives are available to assist you Monday through Friday between 7:30 a.m. and 5:00 p.m. Central time.

Please retain this supplement together with your prospectus for future reference.

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